               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 17, 1993




              POLICY MANAGEMENT SYSTEMS CORPORATION

         (Exact name of registrant as specified in Charter)


     South Carolina                  0-10175         57-0723125

(State or other jurisdiction       (Commission    (IRS Employer
   of incorporation)               File Number)   Identification No.)



One PMS Center (P.O.Box Ten)
Blythewood, S.C. (Columbia, S.C.)            29016 (29202)
(Address of principal executive               (Zip Code)
  offices)



Registrant's telephone number, including area code (803) 735-4000

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Item 4.  Changes in Registrant's Certifying Accountant

          On August 17, 1993, Policy Management Systems Corporation (the "Company") engaged the firm of Coopers & Lybrand ("Coopers") as its independent accountants to audit the Company's financial statements for the six months ended June 30, 1993, including a review of the Company's internal control structure. Coopers has also agreed to work with the Company's previous independent accountants to resolve any adjustments that could impact prior periods. On August 17, the Company dismissed Arthur Andersen & Co. ("Arthur Andersen"), which has served as the Company's independent accountants since 1992. These actions were approved by the Board of Directors upon the recommendation of the Audit Committee.

          Neither the previously issued auditors' report of Arthur Andersen on the Company's financial statements for the year ended December 31, 1992 nor the previously issued auditors' report of Ernst & Young on the Company's financial statements for the year ended December 31, 1991 contained any adverse opinion or disclaimer, nor was either report qualified as to uncertainty, audit scope, or accounting principles. By letter dated August 10, 1993, Arthur Andersen informed the Company of its withdrawal of its auditors' report on the Company's financial statements for the year ended December 31, 1992 for the reasons set forth in its letter, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

          By letter dated August 13, 1993, Ernst & Young informed the Company that its February 20, 1992 auditors' report should no longer be associated with the Company's financial statements for the years ended December 31, 1991 and 1990 for the reasons set forth in its letter, a copy of which is attached herewith as
Exhibit 99.2 and is incorporated by reference herein.

          By letter dated August 16, 1993, Ernst & Young further advised the Company that its review reports on interim financial statements during the years ended December 31, 1992, 1991 and 1990 should no longer be associated with those financial statements. A copy of that letter is attached herewith as
Exhibit 99.3 and is incorporated by reference herein.

           There have been no disagreements within the meaning of
Item 304(a) of Regulation S-K between the Company and either Arthur Andersen or Ernst & Young in connection with the audits for the fiscal years ended December 31, 1992 and 1991, respectively, or subsequently, on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such former principal accountants, would have caused either firm to make reference to the subject matter of the disagreements in connection with its report.

          At a meeting on August 10, 1993, in connection with the withdrawal of its auditors' report, Arthur Andersen advised the Board of Directors that subsequent to the issuance of Arthur Andersen's report and after the first quarter of 1993, certain information came to its attention relating to the following matters. Arthur Andersen advised the Board that it believes that there are material weaknesses in the internal controls of the Company, that information has come to its attention that has led it to question certain of the Company's business practices and whether it would any longer be able to rely on management's representations and that information has come to its attention that, if further investigated, may materially impact the fairness and reliability of the Company's financial statements for prior periods. In its comments to the Board of Directors, Arthur Andersen raised questions regarding the Company's accounting practices related to revenue recognition and certain other matters which had not been resolved at the time of its termination. The Company, through its representatives, has discussed each of these matters with Arthur Andersen. The Company has authorized Arthur Andersen to respond fully to inquiries of Coopers & Lybrand concerning these matters, based upon information that has come to Arthur Andersen in its capacity as principal accountant to audit the Company's financial statements.

          The Company and certain of its officers and directors are defendants in a lawsuit alleging violation of the Federal Securities Laws and purporting to be a class action. Among the allegations are that the Company's financial statements for the year ended December 31, 1992 are materially false and misleading. Because Arthur Andersen audited those financial statements, the Company believes that there exists the potential for conflicts between the Company and Arthur Andersen. As a result, the Company concluded that a change in its outside auditors was appropriate.

          The Company has furnished Arthur Andersen a copy of this report and requested Arthur Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter is filed herewith as Exhibit 16.1 and incorporated by reference herein.



Item 7.   Exhibits

Exhibit Number                Description

16.1                          Letter of Arthur Andersen dated
                              August 24, 1993
99.1                          Letter of Arthur Andersen dated
                              August 10, 1993
99.2                          Letter of Ernst & Young dated
                              August 13, 1993
99.3                          Letter of Ernst & Young dated
                              August 16, 1993

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POLICY MANAGEMENT SYSTEMS CORPORATION
                         (Registrant)


Date: August 24, 1993    By: Robert L. Gresham
                             Executive Vice President
                             (Chief Financial Officer)






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                                        Exhibit 16.1


August 24, 1993
                                        Arthur Andersen & Co.
                                        Suite 2300
                                        1201 Main Street
                                        Columbia SC 29201
                                        803 254 8102


The Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read item 4 included in the attached Form 8-k dated
August 24, 1993 of Policy Management Systems Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very Truly Yours,

ARTHUR ANDERSEN & CO.

/s/ ARTHUR ANDERSEN & CO.









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                                        Exhibit 99.1


August 10, 1993
                                        Arthur Andersen & Co.
                                        Suite 2300
                                        1201 Main Street
                                        Columbia SC 29201
                                        803 254 8102

Board of Directors of Policy Management
  Systems Corporation
c/o Mr. G. Larry Wilson
Chairman of the Board, President,
  and Chief Executive Officer
Policy Management Systems Corporation
Post Office Box 10
Columbia, South Carolina  29202


This is to inform you that Arthur Andersen & Co. withdraws its report dated February 26, 1993 issued on the 1992 financial statements of Policy Management Systems Corporation ("the Company") due to the significant uncertainty related to the outcome of the extended and broadened internal investigation being conducted by the Company and Jones Day Reavis and Pogue, concerning certain of the Company's business and accounting practices and the effect of those practices on the financial statements. Reliance should not be placed on the Arthur Andersen & Co. report or the 1992 financial statements. The outcome of the internal investigation is likely to require a restatement of the 1992 financial statements. Please inform the Securities and Exchange Commission concerning this development and make other disclosures as appropriate.

Very truly yours,

ARTHUR ANDERSEN & CO.

/s/ ARTHUR ANDERSEN & CO.









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                                        Exhibit 99.2


                ERNST & YOUNG
                Two Insignia Financial Plaza
                Suite 800
                P.O. Box 10647
                Greenville
                South Carolina
                803 242 5740



August 13, 1993



Board of Directors of Policy Management
  Systems Corporation
c/o Mr. G. Larry Wilson
Chairman of the Board, President,
  and Chief Executive Officer
Policy Management Systems Corporation
Post Office Box 10
Columbia, South Carolina  29202


This is to inform you that Ernst & Young's report dated February 20, 1992 should no longer be associated with the financial statements of Policy Management Systems Corporation (the Company) for the years ended December 31, 1991 and December 31, 1990. Following our inquiry of August 10, 1993, the Company confirmed on August 13, 1993 that the outcome of an internal investigation being conducted by the Company and its legal counsel into certain of the Company's business and accounting practices is likely to result in revision of its financial statements for periods prior to 1992. We are taking this action as a result of the significant uncertainty which thus exists as to the effect of this matter on the Company's 1991 and 1990 financial statements. Please inform the Securities and Exchange Commission and all persons known to be currently relying on, or who are likely to rely on, the financial statements that our report must no longer be associated with the Company's financial statements for the years ended December 31, 1991 and December 31, 1990.



                                   /s/ ERNST & YOUNG







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                                        Exhibit 99.3


                 ERNST & YOUNG
                 Two Insigna Financial Plaza
                 Suite 800
                 P.O. Box 10647
                 Greenville
                 South Carolina
                 803 242 5740



August 16, 1993



Board of Directors of Policy Management
  Systems Corporation
c/o Mr. G. Larry Wilson
Chairman of the Board, President,
  and Chief Executive Officer
Policy Management Systems Corporation
Post Office Box 10
Columbia, South Carolina  29202

We refer to our letter dated August 13, 1993 in which we informed you that Ernst & Young's report dated February 20, 1992 should no longer be associated with the financial statements of Policy Management Systems Corporation (the Company) for the years ended December 31, 1991 and December 31, 1990. This letter is to inform you that Ernst & Young's review reports on interim financial statements during the years ended December 31, 1992, 1991 and 1990 should no longer be associated with the respective interim financial statements of the Company. Please inform all persons known to be currently relying on, or who are likely to rely on, the interim financial statements that our review reports must no longer be associated with the Company's interim financial statements for such periods.



                              /s/ ERNST & YOUNG